EXHIBIT 99.1
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                               News Release

                                 LANDAUER

                           For Immediate Release

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               LANDAUER, INC. DECLARES REGULAR CASH DIVIDEND

For Further Information Contact:    James M. O'Connell
                                    Vice President, Treasurer & CFO

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GLENWOOD, ILLINOIS, SEPTEMBER 12, 2006 ... LANDAUER, INC. (NYSE: LDR) announced today that its Board of Directors declared a regular quarterly cash dividend of $0.45 per share for the fourth quarter of fiscal 2006. The dividend will be paid on October 6, 2006 to shareholders of record on September 15, 2006.




Landauer is the leading provider of analytical services to determine occupational and environmental radiation exposure. For more than 50 years, the Company has provided complete radiation dosimetry services to hospitals, medical and dental offices, universities, national laboratories, and other industries in which radiation poses a potential threat to employees. Landauer's services include the manufacture of various types of radiation detection monitors, the distribution and collection of the monitors to and from clients, and the analysis and reporting of exposure findings.






























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          Landauer, Inc. 2 Science Road  Glenwood, Illinois 60625
      Phone: 708-755-7000  Fax: 708-755-7011  E-mail: landauerinc.com